EXHIBIT 23.1

                    Consent of Independent Public Accountants




     As independent public accountants, we hereby consent to the incorporation of our report on MedQuist Inc.'s supplemental consolidated financial statements, filed as part of this Form 8-K, into the Company's previously filed Form S-3 Registration Statements, file nos. 333-58113, 333-69687, Form S-8 Registration Statements, file nos. 333-09541, 333-09543, 33-51508 and 333-66447 and Form S-4
Registration Statement file no. 333-57265.


                                                     /s/ Arthur Andersen LLP

Philadelphia, PA
February 26, 1999